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                                                                EXHIBIT 10.7

                            STOCK OPTION AGREEMENT
                                    UNDER
                               TALX CORPORATION
                     OUTSIDE DIRECTORS' STOCK OPTION PLAN

        THIS AGREEMENT, made this _______ day of _____________, 19__, by and between TALX Corporation, a Missouri corporation (hereinafter called the "Company"), and ___________ (hereinafter called "Optionee");

        WITNESSETH THAT:

        WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the TALX Corporation Outside Directors' Stock Option Plan (the "Plan") pursuant to which options covering an aggregate an aggregate of 80,000 shares (as adjusted for the 1 for 3.5 reverse stock split effective July, 1996) of the Common Stock of the Company may be granted to outside directors of the Company; and

        WHEREAS, Optionee is now an outside director of the Company; and

        WHEREAS, pursuant to the Plan the Company shall grant to Optionee the option to purchase 1500 shares of its stock under the terms of the Plan, which option will not qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended;

        NOW THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

        1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference.

        2. Grant and Terms of Option. Pursuant to the terms of the Plan the Company hereby grants to Optionee the option to purchase all or any part of one thousand five hundred (1500) shares of the Common Stock of the Company, of the par value of $.01 per share ("Common Stock"), for a period of six (6) years from the date hereof, at the purchase price of $___ per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased during the first year of the term hereof; that at any time during the term of this option after the end of the first year of the term hereof Optionee may purchase up to 100% of the total number of shares to which this option relates. Provided, that if there is a Change in Control as defined in the Plan, Optionee may immediately purchase
100% of the total number of shares to which immediately purchase 100% of the total number of shares to which this option relates. In no event may this option or any part thereof be exercised after the expiration of six (6) years from
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the date hereof.  The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) by tender of shares of Common Stock already owned by Optionee, or (iii) by a combination of methods of payment specified in clauses
(i) and (ii), all in accordance with Section V.F of the Plan.

        3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-offs, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

        4. Investment Purpose. Optionee represents that, in the event of the exercise of the exercise by Optionee of the option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the share have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred tot he registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of
              law, unless (a) the issuer shall have     received an opinion of
              its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."


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        5.  Non-transferability.  Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by Optionee.

        6. Termination of Service as a Director. In the event of the termination of Optionee's service as a Director, the option may be exercised as provided in Section V.E. of the Plan.

        7. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

        8. Option Not Intended As An Incentive Stock Option. The option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its President pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee's acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                        TALX CORPORATION

                                        By_________________________



                                        ___________________________
                                        Optionee




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